UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2012

ORGANIC SPICE IMPORTS, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-54341	45-1545032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Empire Blvd., 5th Floor
South Hackensack, New Jersey 07606
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (201) 518-1925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01   Entry into a Material Definitive Agreement

On March 5, 2012, Organic Spice Imports, Inc., a Delaware corporation (the “Registrant”) and its wholly owned subsidiary X-Factor Acquisition Corp., a Delaware corporation (“MergerCo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with X-Factor Communications, LLC, a New York limited liability company (“X-Factor”).   X-Factor is a provider of interactive digital media network software and services. The X-Factor Digital Media Network Platform, its cloud-based digital signage, web and mobile solution, is delivered as a software-as-a-service and under software license model, enables its customers to build simple yet scalable marketing, advertising and corporate digital media networks.

Upon consummation of the transactions contemplated by the Merger Agreement, MergerCo will be merged with and into X-Factor, at which time, the separate existence of MergerCo shall cease and X-Factor shall continue as the surviving entity and wholly-owned subsidiary of the Registrant (the “Merger”).  Pursuant to the terms of the Merger Agreement, upon effectiveness of the Merger:

(i)
each one (1) common and preferred membership interest unit of X-Factor issued and outstanding immediately prior to effectiveness shall automatically be converted into the right to receive 5.286767 shares of common stock of the Registrant, subject to adjustment as described in the Merger Agreement and below (the “Exchange Ratio”);

(ii)
each holder of preferred membership interests of X-Factor issued and outstanding immediately prior to effectiveness of the Merger shall be entitled to receive a “Preferred Consideration Amount” at closing, which shall consist of 1.190229 shares of the Registrant’s common stock for each $1.00 of purchase price paid by the holder of preferred membership interests in the purchase of such preferred membership interests, rounded to the nearest whole share;

(iii)	each share of MergerCo common stock issued and outstanding immediately prior to effectiveness of the Merger shall automatically be converted into one common membership interest of X-Factor;

(iv)
at the closing of the Merger, the Registrant shall assume the rights and obligations under all outstanding convertible debt securities of X-Factor which are convertible into X-Factor common membership interests, and each convertible debt security shall be convertible into the number of shares of common stock of the Registrant determined in accordance with the Exchange Ratio and the new conversion price shall be determined by dividing the applicable conversion price in effect immediately prior to the closing of the Merger by the Exchange Ratio;

(v)
at the closing of the Merger, the Registrant shall assume all of X-Factor’s warrants to purchase X-Factor common membership interests that are outstanding at such time, and each assumed warrant shall represent the right to acquire the number of shares of common stock of the Registrant determined in accordance with the Exchange Ratio and the new exercise price shall be determined by dividing the applicable exercise price in effect immediately prior to the closing of the Merger by the Exchange Ratio;

(vi)
at the closing of the Merger, the one holder of a warrant to purchase X-Factor preferred membership interests will receive an additional warrant to purchase, for a period of 10 years from the closing date, a number of shares of the Registrant’s common stock equal to the aggregate exercise price of such preferred warrant, which is $125,137, multiplied by the Preferred Consideration Amount (described in subparagraph (ii) above), provided that such additional warrant shall be for the purchase of no less than the number of shares of the Registrant’s common stock equal to 27,500 multiplied by the Exchange Ratio, and the exercise price of such additional warrant shall be the quotient of the exercise price of such preferred warrant, which is $4.33 per X-Factor preferred membership interest, divided by the Exchange Ratio;

(vii)
at the closing of the Merger, the Registrant shall assume all of X-Factor’s options to purchase X-Factor membership interests under its 2006 Long-Term Equity Incentive Plan and 2010 Long Term Incentive Plan that are outstanding at such time, and each option shall represent the right to acquire the number of shares of common stock of the Registrant determined in accordance with the Exchange Ratio and the new exercise price shall be determined by dividing the applicable exercise price in effect immediately prior to the closing of the Merger by the Exchange Ratio.

Completion of the transactions contemplated under the Merger Agreement is subject to the satisfaction of certain additional conditions including, without limitation, the receipt of subscriptions for a minimum amount of $1,500,000 of the Registrant’s common stock in connection with a private placement offering of up to 6,666,667 shares for an aggregate purchase amount of up to $5,000,000, including an over-allotment option (the “Private Placement”), which minimum amount shall include the $295,000 paid by the purchasers signatory to that certain Amended and Restated Agreement for the Purchase of Common Stock and Warrants, dated January 13, 2012 and amended on January 20, 2012, as described under Item 5.01 of the Form 8-K filed by the Registrant on February 16, 2012 (the “January 2012 Purchase Agreement”).   The completion of the Private Placement is contingent upon the completion of the Merger.

If, upon final completion or termination of the Private Placement, the Private Placement has yielded gross proceeds less than $4,705,000 million, then after the closing of the Private Placement, the Exchange Ratio shall be proportionately adjusted in favor of the former members of X-Factor.    In such case, the number of shares underlying options, warrants and convertible securities included within the Merger Consideration, and the exercise or conversion prices thereof, as applicable, shall be adjusted in accordance with such adjusted Exchange Ratio.

In addition, the completion of the transactions contemplated under the Merger Agreement is subject to the written consent and approval of the New Jersey Economic Development Authority (NJEDA), X-Factor’s senior secured lender.  X-Factor has obtained such written consent and approval of NJEDA.

To effect the conversion of X-Factor common and preferred membership interests into the Registrant’s common stock, the Registrant anticipates issuing and reserving for issuance an aggregate of 16,666,667 shares of the Registrant’s common stock to the X-Factor members (the “X-Factor Members”), which includes shares issuable to the X-Factor Members under convertible securities, warrants and options held by them (with the above share count assuming no adjustment to the Exchange Ratio).

As a condition to the closing of the Merger, the purchasers signatory to the January 12 Purchase Agreement will cancel 10,000,000 shares of common stock and warrants for the purchase of 5,000,000 shares of common stock held by them.

As an additional condition to closing, at the closing of the Merger, the purchasers signatory to the January 2012 Purchase Agreement must transfer to X-Factor’s placement agent, an aggregate of 656,667 of the unrestricted shares purchased thereunder, which were originally issued pursuant to the Registrant’s bankruptcy plan of reorganization under the exemption from registration provided by Section 1145 of the U.S. Bankruptcy Code.

The respective boards of directors of the Registrant, MergerCo, and X-Factor have each approved the Merger Agreement and the transactions contemplated thereunder.  The closing of such transactions and the effectiveness of the Merger are anticipated to occur as soon as practicable but not later than ten business days after all of the conditions under the Merger Agreement have been satisfied or waived, or such other date that the parties mutually agree.  However, there can be no assurances that the transactions contemplated under the Merger Agreement will be consummated, as the Merger Agreement may be terminated by mutual agreement of the parties, if any representation is inaccurate when made, if there is a failure to perform or comply with obligations under the Merger Agreement, or it the X-Factor Members do not approve the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities

The Registrant hereby incorporates by reference the disclosures made by the Registrant under Item 1.01 of this Current Report on Form 8-K.

In accordance with the terms and conditions of the Merger Agreement, the Registrant agreed to issue and reserve for issuance to the X-Factor Members an aggregate of 16,666,667shares of the Registrant’s common stock, which includes shares issuable to the X-Factor Members under convertible securities, warrants and options held by them (with such share count assuming no adjustment to the Exchange Ratio).  In addition, under the Merger Agreement, the Registrant agreed to issue a warrant to one security holder for the purchase of no less than 145,386 shares of common stock of Registrant, for a period of 10 years from the closing date, at an exercise price of approximately $0.819 per share.  The above shares of common stock and warrant are referred to collectively as the “Unregistered Securities”.  The offer and sale of the Unregistered Securities is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Rule 506 insofar as: (1) the transfer of the securities was restricted by the Registrant in accordance with Rule 502(d); (2) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b) after taking into consideration all prior investors under Section 4(2) of the Securities Act within the six months preceding the transaction; and (3) the offer and sale was not effected through any general solicitation or general advertising within the meaning of Rule 502(c).

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Document

10.1	Agreement and Plan of Merger dated March 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC SPICE IMPORTS, INC.

Date: March 9, 2012	By:	/s/ Charles Saracino
Charles Saracino
Chief Executive Officer